UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2020

Fate Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3535 General Atomics Court, Suite 200 San Diego, CA 92121
(Address of principal executive offices, including zip code)

(858) 875-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	FATE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 7, 2020, Fate Therapeutics, Inc. (the “Company”) and Scripps Summit Investments LLC (the “Landlord”) entered into a lease agreement (the “Lease”) for office, laboratory, and GMP manufacturing space (the “Premises”). The Premises consists of 198,880 square feet in San Diego, California, and the Company intends to move its corporate headquarters to the Premises in the middle of 2021.

The Lease shall commence, subject to certain conditions, in May 2021 (the “Commencement Date”). The Lease has a term of 15 years from the Commencement Date, and the Company has the option to extend the Lease for two successive five-year terms. The Company also has a one-time option to terminate the Lease after 10 years from the Commencement Date, subject to payment of a $30 million early termination fee.

The initial annual base rent is $42.60 per square foot per year, payable in monthly installments beginning on the Commencement Date, and is subject to annual increases of 3% of the then-current base rent. The Landlord will contribute an aggregate of $30.0 million toward tenant improvements. In connection with the Lease, the Company will maintain a letter of credit for the benefit of the Landlord in an initial amount of $15 million, which amount is subject to reduction over time.

The foregoing description of the terms of the Lease does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Lease, which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, with confidential portions redacted.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 10, 2020

FATE THERAPEUTICS, INC.

By:	/s/ J. Scott Wolchko
J. Scott Wolchko
President and Chief Executive Officer